SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                 ----------------------------------

                              FORM 8-K

                 ----------------------------------


                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15 (d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): May 11, 1998

           The Interpublic Group of Companies, Inc.
       (Exact Name of Registrant as Specified in Charter)


Delaware                         1-6686              13-1024020
(State or other               (Commission           (IRS Employer
Jurisdiction                  File Number)          Identification Number)
of incorporation)


  1271 Avenue of the Americas, New York, New York     10020
 (Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code: 212-399-8000


_________________________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)





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Item 9.   Sales of Equity Securities Pursuant to Regulation S.

On May 11, 1998, The Interpublic Group of Companies, Inc. ("Interpublic") sold 28,171 shares of its common stock, par value $.10 (the "Shares"), to a non-U.S. individual resident in Hong Kong as one half of a total payment of US $3,455,762, the remainder of which was paid in cash. This payment represented the deferred portion of the purchase price in the acquisition in l995 by Ludgate Group Limited, a United Kingdom subsidiary of Interpublic, of the assets ofa Hong Kong company owned by such individual.

No underwriter or placement agent was used in connection with the sale of the Shares.

The transaction was effected in an "offshore transaction" and in accordance with the "offering restrictions" and "no directed selling efforts" requirements of Rule 903(c)(2) of Regulation S under the Securities Act of 1933.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         THE INTERPUBLIC GROUP OF COMPANIES, INC.



Date: May 13, 1998                       By: NICHOLAS J. CAMERA
                                             VICE PRESIDENT, GENERAL COUNSEL
                                             AND SECRETARY


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